Exhibit 99.1

Appgate Announces Third Quarter Fiscal 2021 Financial Results

 Third quarter revenue of $11.5 million, an increase of 69% year-over-year

Annual recurring revenue (ARR) of $30.9 million, an increase of 47% year-over-year

Net revenue retention of 130%

MIAMI, FL ‒ November 10, 2021 ‒ Appgate, Inc. (OTC: APGT) (“Appgate” or the “Company”), the secure access company, today announced financial and operational results for the third quarter 2021. Appgate’s full financial results will be filed on Form 8-K/A with the Securities and Exchange Commission (“SEC”) after market close as an amendment to Appgate’s previously filed Form 8-K in connection with the closing of the merger with Newtown Lane Marketing, Incorporated (“Newtown”) filed on October 15, 2021. Appgate intends to seek to uplist to Nasdaq or the New York Stock Exchange as soon as possible following satisfaction of applicable listing requirements, which is expected to occur during the first half of 2022.

“We are thrilled to be joining the public markets during an exciting time for Appgate as customers continue to modernize their security stack with Appgate’s portfolio of solutions,” said Barry Field, CEO of Appgate. “Appgate continues to deliver impressive growth and is well positioned to sustain this trajectory as organizations invest aggressively to embrace the new paradigm of security principles based on Zero Trust.”

Third Quarter Fiscal 2021 Financial Highlights

●	Revenue: Total revenue of $11.5 million, an increase of 69% year-over-year.

●	Annual recurring revenue (ARR): Total ARR at the end of the quarter was $30.9 million, an increase of 47% year-over-year.

●	Gross margin: Gross margin for the quarter was 55%, compared to 27% for the third quarter 2020. Non-GAAP gross margin for the quarter was 66%, compared to 53% for the third quarter 2020. See the section titled “Non-GAAP Financial Measures” below for important disclosures regarding the use of non-GAAP supplemental financial measures, including reconciliations to their most comparable GAAP financial measure.

●	Operating loss: Operating loss for the quarter was $12.3 million compared to an operating loss of $12.4 million for the third quarter 2020. Non-GAAP loss from operations for the quarter was $9.1 million, compared to $8.4 million for the third quarter 2020.

Third Quarter Fiscal 2021 Business Highlights

●	Named a leader in The Forrester New Wave™: Zero Trust Network Access, Q3 2021. Appgate SDP was evaluated amongst 15 vendors identified by Forrester as the most significant providers in the ZTNA category. Appgate received a differentiated rating, the highest possible, in six criteria, including deployment flexibility, non-web and legacy apps, ecosystem integration, client support, connector capabilities and product vision.

●	Announced the appointment of Jawahar Sivasankaran as President and COO, bringing more than 23 years of experience in cybersecurity sales and technology, and a proven track record of transformative leadership in large security businesses. Sivasankaran will lead the company’s growth strategy and oversee all go-to-market business operations, including sales, marketing, professional services and customer success.

●	Announced plans to deliver Appgate SDP as a service to U.S. government entities via a FedRAMP Joint Authorization Board (JAB)-approved environment. Through a partnership with Rackspace Government Solutions (RGS), Appgate SDP will be made available as an additional service offering within Rackspace Government Cloud, a managed security and compliance platform.

●	Named as a 2021 technology leader by Quadrant Knowledge Solutions in the SPARK Matrix analysis of the global Risk-Based Authentication (RBA) market. The report recognizes Appgate for its robust RBA capabilities including, customizable authentication, transaction monitoring and risk orchestration. The solution, powered by machine learning, is noted for its ability to detect and mitigate device and user behavior anomalies in real-time through device identification and multi-factor authentication.

●	Selected to participate in the Implementing a Zero Trust Architecture Project with the National Cybersecurity Center of Excellence (NCCoE) at the National Institute of Standards and Technology (NIST). The goal of this project is to develop practical, interoperable approaches to designing and building zero trust architectures that align with the tenets and principles documented in NIST SP 800-207, Zero Trust Architecture.

Conference Call Details

The Company will host a conference call and live webcast on Thursday, November 11, 2021, at 8:00 a.m. eastern time. The press release with the financial results will be accessible on Appgate’s investor relations website at ir.appgate.com prior to the conference call. To access the conference call, dial (844) 200-6205 from the United States or (929) 526-1599 internationally with access code: 637596, and reference the Company name and conference title. A live webcast and webcast replay can also be accessed from the Appgate investor relations website at ir.appgate.com.

Appgate management speaks to investors from time-to-time and the presentation for these discussions, which may be updated periodically, is available on Appgate’s investor relations website at ir.appgate.com.

About Appgate

Appgate is the secure access company that provides cybersecurity solutions for people, devices and systems based on the principles of Zero Trust security. Appgate updates IT systems to combat the cyber threats of today and tomorrow. Through a set of differentiated cloud and hybrid security products, Appgate enables global enterprises and government agencies to easily and effectively shield against cyber threats. Learn more at appgate.com.

Investor Contact:

ICR, Inc.

AppgateIR@icrinc.com

Media Contact:

Nathaniel Garnick/Alex Jeffrey

Gasthalter & Co.

(212) 257-4170

appgate@gasthalter.com

Robert Nachbar

ZAG Communications

206-427-0389

pr@appgate.com

Key Business Metrics

Annual recurring revenue (“ARR”) is defined as the annualized value of active software-as-a-service (“SaaS”), subscription, and term-based license and maintenance contracts from Appgate’s recurring software products in effect at the end of a given period.

Appgate calculates dollar-based net retention rate by dividing the numerator by the denominator as set forth below:

●	Denominator: As of the end of a reporting period, ARR from all active subscriptions as of the last day of the same reporting period in the prior year.

●	Numerator: ARR for that same cohort of customers as of the end of the reporting period in the current year, including any expansion and net of contraction and customer attrition over the trailing 12 months, excluding ARR from new subscription customers in the current period.

Non-GAAP Financial Measures

In addition to Appgate’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), Appgate believes the following non-GAAP financial measures are useful to investors in evaluating Appgate’s operating performance.

These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP Gross Profit and Gross Margin

Non-GAAP gross profit and non-GAAP gross margin are supplemental measures of operating performance that are not determined in accordance with GAAP and do not represent, and should not be considered as, an alternative to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP. Appgate defines non-GAAP gross profit as gross profit, adjusted to add back non-cash equity-based compensation expense and developed technology amortization expense and defines non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Appgate uses non-GAAP gross profit and non-GAAP gross margin to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget, and to develop short-term and long-term operating plans. Appgate believes that non-GAAP gross profit and non-GAAP gross margin are useful measures to its management and to its investors because they provide consistency and comparability with past financial performance and between periods, as the metrics generally eliminate the effects of the variability of amortization expense of intangibles and non-cash equity-based compensation expense from period to period, which may fluctuate for reasons unrelated to overall operating performance. Appgate believes that the use of these measures enables its management to more effectively evaluate Appgate’s performance period-over-period and relative to its competitors, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP gross profit and non-GAAP gross margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of Appgate’s results as reported under GAAP. Because of these limitations, non-GAAP gross profit and non-GAAP gross margin should not be considered as a replacement for gross profit and gross margin, as determined in accordance with GAAP, or as a measure of Appgate’s profitability.

A reconciliation of non-GAAP gross profit and non-GAAP gross margin to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP, for the years ended December 31, 2020 and 2019 and for the three and nine months ended September 30, 2021 and 2020, is as follows (in thousands):

	Years Ended		Three Months Ended		Nine Months Ended
	December 31,		September 30,		September 30,
	2020	2019	2021	2020	2021	2020
Gross profit	$12,001	$7,873	$6,277	$1,861	$16,224	$7,813
Amortization expense	6,168	6,697	1,131	1,624	3,393	4,872
Equity-based compensation	503	224	131	130	394	390
Non-GAAP gross profit	$18,672	$14,794	$7,539	$3,615	$20,011	$13,075
Gross margin	36%	26%	55%	27%	52%	33%
Non-GAAP gross margin	55%	49%	66%	53%	64%	56%

Non-GAAP Loss from Operations and Non-GAAP Operating Margin

Appgate defines non-GAAP loss from operations as GAAP loss from continuing operations excluding non-cash equity-based compensation expense and amortization expense of acquired intangible assets. Appgate defines non-GAAP operating margin as non-GAAP loss from continuing operations as a percentage of revenue.

A reconciliation of non-GAAP loss from operations and non-GAAP operating margin to loss from continuing operations and operating margin, the most directly comparable financial measures determined in accordance with GAAP, for the years ended December 31, 2020 and 2019 and for the three and nine months ended September 30, 2021 and 2020, is as follows (in thousands):

	Years Ended		Three Months Ended		Nine Months Ended
	December 31,		September 30,		September 30,
	2020	2019	2021	2020	2021	2020
Loss from continuing operations	$(43,991)	$(225,206)	$(12,317)	$(12,372)	$(35,899)	$(40,589)
Amortization expense	10,857	11,400	2,299	2,812	6,896	8,393
Goodwill impairment	-	170,000	-	-	-	-
Equity-based compensation	4,235	3,985	935	1,173	2,902	3,441
Non-GAAP loss from operations	$(28,899)	$(39,821)	$(9,083)	$(8,387)	$(26,101)	$(28,755)
Operating margin	-130%	-741%	-107%	-183%	-114%	-173%
Non-GAAP operating margin	-86%	-131%	-79%	-124%	-83%	-122%

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that Appgate defines as net cash (used in) operating activities of continuing operations less cash used for purchases of property and equipment and repayment of finance leases. Appgate believes that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by its operating activities that is available (or not available) to be used for other strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. While Appgate believes that free cash flow is useful in evaluating its business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of its liquidity is limited as it does not represent the total increase or decrease in its cash balance for any given period and does not reflect its future contractual commitments. In addition, other companies, including companies in Appgate’s industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparing Appgate’s results to those of other companies.

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2020	2019	2021	2020
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	$(26,484)	$(41,628)	$(38,579)	$(23,795)
Less:
Purchases of property and equipment	(1,074)	-	(543)	(941)
Repayment of finance leases	(21)	(19)	(154)	(15)
Free cash flow	$(27,579)	$(41,647)	$(39,276)	$(24,751)
As a percentage of revenue:
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	-79%	-137%	-123%	-101%
Less:
Purchases of property and equipment	-3%	0%	-2%	-4%
Repayment of finance leases	0%	0%	0%	0%
Free cash flow	-82%	-137%	-125%	-105%

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Appgate and its industry relating to matters such as anticipated future financial and operational performance, business prospects, expected future increases in revenue (including annual recurring revenue) and sales, including increasing Appgate’s customer base and expanding sales to existing customers, the U.S. federal government and through Appgate’s channel partners, Appgate’s ability to scale its business, planned investments in sales and marketing and expected future decreases in general and administrative expenses as a percentage of revenue over time, and planned investments in research and development as a result of Appgate’s expected growth, the expected future growth of the cybersecurity industry, including the growth in adoption of Zero Trust security solutions, Appgate’s ability to innovate and add new functionality to existing products through research and development, Appgate’s ability to uplist to a major stock exchange, and potential future investments in Appgate by Magnetar Financial, LLC under the convertible notes.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Appgate has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by Appgate. While Appgate considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Appgate’s control. These risks and uncertainties include, but are not limited to: Appgate’s future financial performance, including Appgate’s expectations regarding its total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability; the effects of increased competition in Appgate’s markets and Appgate’s ability to compete effectively; market acceptance of Appgate’s products and services and Appgate’s ability to increase adoption of its products; Appgate’s ability to maintain the security and availability of its products; Appgate’s ability to develop new products, or enhancements to existing products, and bring them to market in a timely manner; Appgate’s ability to maintain and expand its customer base, including by attracting new customers; the potential impact on Appgate’s business of the ongoing COVID-19 pandemic; Appgate’s ability to maintain, protect and enhance its intellectual property rights; Appgate’s ability to comply with laws and regulations that currently apply or become applicable to its business both in the United States and internationally; Appgate’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; the future trading prices and liquidity of Appgate’s Common Stock; Appgate’s indebtedness, which may increase risk to Appgate’s business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in Appgate’s Form 8-K filed with the SEC on October 15, 2021, as updated by any subsequent filings which Appgate makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Appgate will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Cyxtera Cybersecurity, Inc. (d/b/a AppGate)

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2021 and December 31, 2020

(in thousands, except share information)

	As of
	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$19,483	$3,505
Restricted cash	1,437	2,116
Accounts receivable, net of allowance of $296 and $437, respectively	11,543	12,052
Contract assets	1,836	1,427
Deferred contract acquisition costs, current	3,241	3,065
Prepaid and other current assets	5,870	2,012
Due from former Parent, net	-	1,183
Current assets of discontinued operations	-	66,604
Total current assets	43,410	91,964
Property and equipment, net	1,806	1,829
Operating lease right-of-use assets	1,342	2,008
Contract assets, noncurrent	7,728	6,496
Deferred contract acquisition costs, noncurrent	8,173	5,791
Goodwill	71,604	71,604
Intangible assets, net	38,758	45,642
Deferred tax asset	-	735
Other assets	178	184
Total assets	$172,999	$226,253
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$2,692	$6,558
Accrued expenses	10,873	9,156
Operating lease liabilities, current	670	779
Deferred revenue, current	4,913	5,995
Other current liabilities	-	15
Promissory Notes, including accrued interest	-	153,811
Current liabilities of discontinued operations	-	6,548
Total current liabilities	19,148	182,862
Deferred revenue, noncurrent	1,897	995
Operating lease liabilities, noncurrent	834	1,256
Convertible senior notes	49,691	-
Deferred income tax liability	463	-
Other liabilities	426	263
Total liabilities	72,459	185,376
Commitments and contingencies
Stockholder’s equity:
Common stock, $0.01 par value; 1,000 shares authorized; 500 shares issued and outstanding	-	-
Additional paid-in capital	510,785	471,701
Accumulated other comprehensive loss	(1,985)	(667)
Accumulated deficit	(408,260)	(430,157)
Total stockholder’s equity	100,540	40,877
Total liabilities and stockholder’s equity	$172,999	$226,253

Cyxtera Cybersecurity, Inc. (d/b/a AppGate)

Unaudited Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2021 and 2020

(in thousands, except share and per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$11,473	$6,773	$31,429	$23,517
Cost of revenue, exclusive of amortization shown below	4,065	3,288	11,812	10,832
Amortization expense	1,131	1,624	3,393	4,872
Total cost of revenue	5,196	4,912	15,205	15,704
Gross profit	6,277	1,861	16,224	7,813
Operating expenses:
Sales and marketing	9,579	5,138	25,859	18,467
Research and development	2,718	2,337	7,638	6,817
General and administrative	4,245	4,378	12,186	14,606
Depreciation and amortization	1,347	1,274	4,040	3,898
Total operating expenses	17,889	13,127	49,723	43,788
Loss from continuing operations	(11,612)	(11,266)	(33,499)	(35,975)
Interest expense, net	(641)	(1,020)	(2,117)	(2,991)
Other expenses, net	(64)	(86)	(283)	(1,623)
Loss from continuing operations before income taxes	(12,317)	(12,372)	(35,899)	(40,589)
Income tax expense of continuing operations	(999)	(112)	(2,004)	(948)
Net loss of continuing operations	(13,316)	(12,484)	(37,903)	(41,537)
Net (loss) income of discontinued operations, net of tax	(212)	(875)	59,800	3,003
Net (loss) income	$(13,528)	$(13,359)	$21,897	$(38,534)
Net (loss) income per share:
Net loss from continuing operations per share - basic and diluted	$(26,632)	$(24,968)	$(75,806)	$(83,074)
Net (loss) income from discontinued operations per share - basic and diluted	$(424)	$(1,750)	$119,600	$6,006
Weighted-average shares used in computing net loss from continuing operations per share - basic and diluted	500	500	500	500
Weighted-average shares used in computing net (loss) income from discontinued operations per share - basic and diluted	500	500	500	500

Cyxtera Cybersecurity, Inc. (d/b/a AppGate)

Unaudited Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2021 and 2020

(in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$21,897	$(38,534)
Net income of discontinued operations, including gain on sale of $58.8 million, net of tax in 2021	(59,800)	(3,003)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,433	8,770
Equity-based compensation	2,902	3,441
Amortization of deferred contract acquisition costs	2,136	1,251
Amortization of debt issuance costs	42	-
Loss on disposal of assets	-	1,675
Operating leases, net	229	73
Bad debt expense (recoveries), net	(167)	164
Deferred income taxes, net	615	-
Changes in assets and liabilities, excluding dispositions:
Accounts receivable	888	(4,974)
Contract assets	(1,638)	(191)
Prepaid and other current assets	(3,820)	(484)
Due from affiliates, net	3,252	6,358
Deferred contract acquisition costs	(4,557)	(2,893)
Other assets	13	(46)
Accounts payable	(3,987)	4,635
Accrued expenses	(3,816)	(1,286)
Deferred revenue	(166)	1,764
Other current liabilities	(18)	4
Other liabilities	(17)	(519)
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(38,579)	(23,795)
Net cash, cash equivalents and restricted cash provided by operating activities of discontinued operations	849	7,847
Net cash, cash equivalents and restricted cash used in operating activities	(37,730)	(15,948)
Cash flows from investing activities:
Purchases of property and equipment	(543)	(941)
Net cash, cash equivalents and restricted cash used in investing activities of continuing operations	(543)	(941)
Net cash, cash equivalents and restricted cash provided by investing activities of discontinued operations	125,022	-
Net cash, cash equivalents and restricted cash provided by (used in) investing activities	124,479	(941)
Cash flows from financing activities:
Proceeds from convertible senior notes	50,000	-
Payment of debt issuance costs	(180)	-
(Repayment) proceeds from Promissory Notes	(119,640)	14,929
Repayment of finance leases	(154)	(15)
Net cash, cash equivalents and restricted cash (used in) provided by financing activities of continuing operations	(69,974)	14,914
Effect of foreign currency exchange rates on cash	(1,476)	2,840
Net increase in cash, cash equivalents and restricted cash	15,299	865
Cash, cash equivalents and restricted cash at beginning of period	5,621	6,156
Cash, cash equivalents and restricted cash at end of period	20,920	7,021
Less cash of discontinued operations	-	(56)
Cash, cash equivalents and restricted cash of continuing operations at end of period	$20,920	$6,965

Cash	$19,483	$5,165
Restricted cash	1,437	1,800
Total cash, cash equivalents and restricted cash of continuing operations at end of period	$20,920	$6,965